   As filed with the Securities and Exchange Commission on October 22, 1999
                                                        Registration No. 333-

-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                      UNDER THE
                                SECURITIES ACT OF 1933

                                 --------------------

                                  SENTO CORPORATION
                (Exact name of registrant as specified in its charter)


                 Utah                                 87-0284979
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification No.)

                                 --------------------

                              808 East Utah Valley Drive
                              American Fork, Utah 84003
                       (Address of Principal Executive Offices,
                                 including Zip Code)

                                  SENTO CORPORATION
                                 STOCK INCENTIVE PLAN
                                         AND
                                  SENTO CORPORATION
                          1999 OMNIBUS STOCK INCENTIVE PLAN
                               (Full title of the plan)

             Gary B. Filler                                Copy to:
     Acting Chief Financial Officer                     Brian G. Lloyd
            Sento Corporation                 Parr Waddoups Brown Gee & Loveless
       808 East Utah Valley Drive             185 South State Street, Suite 1300
       American Fork, Utah  84003                 Salt Lake City, Utah 84111
             (801) 492-2000                             (801) 532-7840
      (Name, address and telephone
      number, including area code,
          of agent for service)

                                 --------------------


                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum    Proposed Maximum
                                       Amount to be     Offering Price         Aggregate            Amount of
Title of Securities to be Registered    Registered       per Share(1)      Offering Price(1)    Registration Fee(1)
------------------------------------   ------------    ----------------    -----------------    -------------------
Common Stock, $.25 par value. . . . .   3,500,000          $3.0625         $10,718,750                 $3,215
                                         shares
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rules 457(h)(1) and 457(c), the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the bid and asked prices as reported on October 19, 1999.

                                        PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Sento Corporation (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 1999.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     (3) The description of the Registrant's Common Stock, $0.25 par value, contained in the Registrant's Registration Statement on Form 10 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The consolidated financial statements of Sento Corporation dated as of March 31, 1999 and 1998, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. Future financial statements of Sento Corporation and the reports thereon by Sento's independent certified public accountants will be incorporated by reference in the Registration Statement in reliance upon the authority of that firm as experts in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports thereon.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV of the Company's Amended and Restated Articles of
Incorporation provides that the personal liability of any director to the Company or to its shareholders for monetary damages for any action taken or any failure to take action, as a director, is eliminated to the fullest extent permitted by Utah law.

     Article VI of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the Utah Revised Business Corporations Act (the "Corporation Act"), as the same may hereafter be amended, or as permitted by law.

     Section 16-10a-902 ("Section 902") of the Corporation Act provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; provided however, that, pursuant to Subsection 902(4), (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     Section 16-10a-903 ("Section 903") of the Corporation Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he was a Party because he is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

     In addition to the indemnification provided by Sections 902 and 903,
Section 16-10a-905 ("Section 905") of the Corporation Act provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in
Section 902 or was adjudged liable as described in Subsection 902(4), the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable as described in Subsection 902(4) is limited to reasonable expenses (including attorneys' fees) incurred by the director.

     Section 16-10a-904 ("Section 904") of the Corporation Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in
Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification.

     Section 16-10a-907 of the Corporation Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to Indemnifiable Directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

     Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. The Company currently maintains no policy of director's and officer's insurance for the benefit of the officers and directors of the Company. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


Item 8.  EXHIBITS.

         See the Exhibit Index on page 7.


Item 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of American Fork, State of Utah, on October 20, 1999.

                              SENTO CORPORATION


                              By     /s/ Arthur F. Coombs, III
                                ---------------------------------------------
                                   Arthur F. Coombs, III
                                   President and Chief Executive Officer


                                  POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Gary B. Filler and Arthur F. Coombs, III, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


      SIGNATURE                          TITLE                     DATE
      ---------                          -----                     ----

  /s/ Kieth E. Sorensen           Chairman of the Board       October 20, 1999
-------------------------------
 Kieth E. Sorensen

  /s/ Arthur F. Coombs, III       President, Chief Executive  October 20, 1999
-------------------------------   Officer and Director
 Arthur F. Coombs, III            (principal executive
                                  officer)


  /s/  Gary B. Filler             Chief Financial Officer     October 20, 1999
-------------------------------   and Director (principal
 Gary B. Filler                   accounting and financial
                                  officer)


  /s/   Kim A. Cooper             Director                    October 20, 1999
-------------------------------
 Kim A. Cooper

                                SENTO CORPORATION

                                  EXHIBIT INDEX

  Regulation S-K                                            Filed      Incorporated
   Exhibit No.        Description                           Herewith   By Reference
------------------   -----------------------------------------------   ------------
       4.1           Amended and Restated Articles of                  (1)
                     Incorporation of the Registrant

       4.2           Bylaws of the Registrant                          (2)
       4.3           Specimen Certificate                              (3)

        5            Opinion of Parr Waddoups Brown Gee &   X
                     Loveless, a professional corporation,
                     as to the legality of the securities
                     offered.
      23.1           Consent of KPMG Peat Marwick LLP.      X

      23.2           Consent of Parr Waddoups Brown Gee &   X
                     Loveless (included in Exhibit No. 5).

       24            Powers of Attorney (included on page   X
                     6 hereof).

--------------------------------

(1) Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, filed with the Commission on June 29, 1999.

(2) Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996, filed with the Commission on July 29, 1996, as amended by Form 10-KSB/A filed with the Commission on August 1, 1996.

(3) Incorporated by referenced to Registration Statement on Form S-1 filed wit the Commission on September 27, 1996, as amended by Amendment No. 1 to Form on Form S-1/A filed with the Commission on November 6, 1996.